UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 2, 2014

Biozone Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146182	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 N. Creek Parkway, Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

Effective January 2, 2014, Biozone Pharmaceuticals, Inc. (“Biozone”), Biozone Acquisitions Co., Inc., a wholly-owned subsidiary of Biozone (the “Merger Sub”), and Cocrystal Discovery, Inc. (“Cocrystal”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Sub merged with and into Cocrystal (the “Merger”), with Cocrystal continuing as the surviving corporation and a wholly-owned subsidiary of Biozone.

In connection with the Merger Agreement, Biozone issued to Cocrystal’s security holders 1,000,000 shares of Biozone’s Series B Convertible Preferred Stock (“Series B”).  The Series B shares: (i) automatically convert into shares of Biozone’s common stock at a rate of 205.08308640 shares for each share of Series B at such time that Biozone has sufficient authorized capital, (ii) are entitled to vote on all matters submitted to shareholders of Biozone and vote on an as converted basis and (iii) have a nominal liquidation preference.  Additionally, Biozone assumed all of the outstanding stock options under the Cocrystal 2007 Equity Incentive Plan.  A total of 4,402,899 options were assumed and are presently outstanding.

The full text of the Merger Agreement is attached hereto as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 3.02   Unregistered Sales of Equity Securities

The disclosure included under Item 2.01 above is incorporated by reference herein.   The Series B shares have not been registered under the Securities Act of 1933 (the “Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder.  These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the Merger, Biozone appointed Dr. Gary Wilcox, Dr. Sam Lee, Dr. Roger Kornberg, Dr. Phillip Frost, Dr. Jane Hsiao and Steven Rubin to its Board of Directors.  Elliot Maza, Roberto Prego-Novo and Brian Keller, directors of Biozone, resigned effective at the time of the closing of the Merger.  Following the Merger, the Biozone Board of Directors is set at six directors.  Additionally, the following individuals were appointed as executive officers of Biozone:

•	Gary Wilcox	Chief Executive Officer and Secretary
•	Sam Lee	President
•	Gerald McGuire	Chief Financial Officer and Treasurer

Dr. Wilcox has served as Cocrystal’s Chairman since 2007 and Chief Executive Officer since 2008.  Dr. Wilcox is 66 years old.

Dr. Lee has served as Cocrystal’s President since 2007.  Dr. Lee is 54 years old.

Mr. McGuire has served as Cocrystal’s interim Chief Financial Officer since April 2012.  Since 1990, Mr. McGuire has served as a consulting Chief Financial Officer at Forte Design Systems, Inc., a provider of high-level synthesis software products.  Since November 2011, Mr. McGuire has served as a consulting Chief Financial Officer at Yapta, Inc., a travel technology company.  From 2007 until August 2009, Mr. McGuire was an outsourced Chief Financial Officer at vCFO Holdings, Inc., a financial consulting business.  Mr. McGuire is 66 years old.

Pursuant to the Merger, Biozone entered into employment agreements with Dr. Wilcox and Dr. Lee.  Dr. Wilcox’s employment agreement provides for: (i) an annual salary of $250,000, (ii) an annual target bonus equal to 50% of base salary, (iii) 24,598,073.50 stock options of which 25% vest on January 2, 2015 and the remaining vest thereafter in 36 equal monthly increments.  Dr. Lee’s employment agreement provides for: (i) an annual salary of $180,000, (ii) an annual target bonus equal to 25% of base salary, (iii) 6,149,518.38 stock options of which 25% vest on January 2, 2015 and the remaining vest thereafter in 36 equal monthly increments.  The option grants are subject to Board of Directors approval and will have an exercise price equal to the fair market value of Biozone’s common stock at the time of grant as determined by the Board of Directors.

Elliot Maza, Brian Keller and Christian Oertle, the pre-Merger Biozone executive officers, resigned from all of their positions with Biozone.

Item 5.03   Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 31, 2013, Biozone filed a Certificate of Designation designating the Series B stock.   The description of the Series B is contained under Item 2.01 above and such description is incorporated by reference herein.  Additionally, the Certificate of Designation is attached hereto as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger by and among Biozone Pharmaceuticals, Inc., Biozone Acquisitions Co. Inc. and Cocrystal Discovery, Inc. dated as of January 2, 2014.

2.2	Certificate of Merger

3.1	Certificate of Designation – Series B

10.1	Gary Wilcox Employment Agreement

10.2	Sam Lee Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Biozone Pharmaceuticals, Inc.

Date: January 8, 2014	By: /s/ Gary Wilcox
Name:  Gary Wilcox
Title:   Chief Executive Officer